AGREEMENT FOR CONVERSION OF PREFERRED STOCK

THIS AGREEMENT (this “Agreement”) is entered into this 17th day of July, 2001, by and among Acrodyne Communications, Inc., a Delaware corporation (“Issuer”) and Furst Associates, Eagle Partners, FM Partners, and Dynamic Value Partners (each a “Preferred Stockholder” and collectively, the “Preferred Stockholders”).

WHEREAS, pursuant to the Issuer’s Certificate of Designation regarding the preferences, dividends, and other rights attributable to the Issuer’s 8% Convertible Redeemable Preferred Stock filed as part of Issuer’s charter on March 28, 1996 (the “Preferred Stock”), a copy of which is attached hereto as Exhibit A, Issuer issued to the Preferred Stockholders a total of 6,500 shares, in the aggregate, of the Preferred Stock; and

WHEREAS, the Issuer and the Preferred Stockholders have agreed that the Preferred Stockholders shall convert their Preferred Stock to common stock of the Issuer pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Conversion of Stock.  Within five (5) business days from the date of this Agreement, each Preferred Stockholder shall deliver to the Issuer certificate(s) representing each Preferred Stockholder’s Preferred Stock, and promptly upon receipt of each Preferred Stockholder’s Preferred Stock, the Issuer shall instruct its transfer agent to deliver to each Preferred Stockholder a stock certificate for shares of common voting stock of the Issuer in the amounts listed next to each Preferred Stockholder's name on Schedule A hereto (the “Conversion Shares”).

2.             Issuance of Additional Shares of Common Stock.  As additional consideration for this Agreement, Issuer shall issue to the Preferred Stockholders, in the aggregate, Sixty Nine Thousand Three Hundred Thirty Three (69,333) shares of common voting stock of Issuer (the "Additional Consideration Shares") in the amounts listed next to each Preferred Stockholder's name on Schedule A hereto.

3.             Registration Rights.

3.1          Definitions.  As used in this Section 3:

(a)       The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement with the Securities and Exchange Commission ("SEC") in compliance with the federal Securities Act of 1933, as amended (the "Securities Act") and the declaration or ordering of the effectiveness of such registration statement.

(b)       For the purposes of this Section 3 the term "Registrable Securities" means (i) the Conversion Shares and Additional Consideration Shares, (ii) stock issued in lieu of the Registrable Securities in any reorganization which have not been sold to the public, and (iii) stock issued in respect of the stock referred in (i) and (ii) as a result of a stock split, stock dividend, recapitalization or combination, which have not been sold to the public.

3.2          Company Registration.

(a)       Registration.  If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its stockholders, other than a registration on Form S-1 or S-8 relating solely to employee stock option or purchase plans or a registration on Form S-14 relating solely to an SEC Rule 145 transaction, the Company will:

(i)      promptly give to each Preferred Stockholder a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii)     include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within Thirty (30) days after receipt of such written notice from the Company, by any Preferred Stockholder or Preferred Stockholders, except as set forth in Section 3.3(b) below.

(b)       Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Preferred Stockholders as part of the written notice given pursuant to Section 3.2(a)(i).  In such event, the right of any Preferred Stockholder to registration pursuant to Section 3.3 shall be conditioned upon such Preferred Stockholder's participation in such underwriting and the inclusion of such Preferred Stockholder's Registrable Securities in the underwriting to the extent provided herein.  All Preferred Stockholders proposing to distribute their Registrable Securities through such underwriting must agree to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 3.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then the underwriter may limit the amount of Registrable Securities to be included in the registration and underwriting.  In such event, the Company shall so advise all Preferred Stockholders as to the number of shares of Registrable Securities that may be included in the registration and underwriting.  The number of the Registrable Securities included in the registration and underwriting shall be allocated among all of the Preferred Stockholders who are exercising registration rights, in proportion, as nearly as practicable; to the respective amounts of Registrable Securities requested to be included in such registration held by each Preferred Stockholders at the time of filing the registration statement.  If any Preferred Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

3.3          Form S-3.  After twelve months from the date of this Agreement, the Company shall use its best efforts to qualify the Registrable Securities for registration on Form S-3 or its successor form.  After the Company has qualified for the use of Form S-3, Preferred Stockholders shall have the right to request up to three registrations of the Registrable Securities on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Preferred Stockholders), subject only to the following:

(a)       the Company shall not be required to effect a registration under this Subsection 3.3 within One Hundred Eighty (180) days of the effective date of any registration referred to in Section 3.2 above;

(b)       the Company shall not be required to effect a registration pursuant to this Section 3.3 unless the Preferred Stockholder or Preferred Stockholders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least Five Hundred Thousand Dollars ($500,000.00);

(c)       the Company shall not be required to effect a registration pursuant to this Section 3.3 within one (1) year of the effective date of the last such registration pursuant to this Section 3.3; or

(d)       The Company shall not be required to effect a registration pursuant to this Section 3.3 if, in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time; provided, however, that the deferral provided for in this subparagraph (d) shall be for a period no greater than one hundred eighty (180) days.

The Company shall give written notice to all Preferred Stockholders of the receipt of a request for registration pursuant to this Section 3.3 and shall provide a reasonable opportunity for the Preferred Stockholders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 3.2(b) shall apply to all participants in such offering.  Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Preferred Stockholder or Preferred Stockholders thereof for purposes of disposition.

3.4          Expenses of Registration.  All expenses (exclusive of underwriting discounts and commissions and transfer taxes) incurred in connection with any registration pursuant to this Section 3, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company. Selling Expenses shall be borne by the Preferred Stockholders of the Registrable Securities so registered pro rata on the basis of the total number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by any of the Preferred Stockholders, as applicable, the registration statement does not become effective, in which case, each of the Preferred Stockholders and other stockholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request.

3.5          Registration Procedures.  In the case of each registration effected by the Company pursuant to this Section 3, the Company will keep each Preferred Stockholder participating therein advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will furnish such number of prospectuses and other documents incident thereto as a Preferred Stockholder from time to time may reasonably request.

3.6          Indemnification.

(a)       To the extent permitted by law, the Company will indemnify each Preferred Stockholder, each of such Preferred Stockholder's officers, directors and partners, and each person controlling such Preferred Stockholder, with respect to which a registration has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company in connection with any such registration, and will reimburse each such Preferred Stockholder, each of its officers, directors and partners, if any, each person controlling such Preferred Stockholder, and each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the indemnity contained in this Section 3.6 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be reasonably withheld or delayed) and provided further that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Preferred Stockholder or underwriter specifically for use therein.

(b)       Each Preferred Stockholder will, if Registrable Securities held by or issuable to such Preferred Stockholder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Preferred Stockholder, each of its officers, directors and partners and each person controlling such Preferred Stockholder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Preferred Stockholders, such directors, officers, partners, persons or underwriters for any reasonable investigating, defending, or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Preferred Stockholder specifically for use therein; and provided further that the indemnity contained in this Section 3.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Preferred Stockholder (which consent will not be unreasonably withheld or delayed).

(c)       Each party entitled to indemnification under this Section 3.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

3.7          Information by Preferred Stockholder.  The Preferred Stockholder or Preferred Stockholders included in any registration shall promptly furnish to the Company such information regarding such Preferred Stockholder or Preferred Stockholders and the distribution proposed by such Preferred Stockholder or Preferred Stockholders as the Company may request in writing and as shall be required in connection with any registration referred to herein.

3.8.         Rule 144 Reporting.  With a view to making available to Preferred Stockholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all time to:

(a)       make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b)       use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act");

(c)       so long as a Preferred Stockholder owns any Registrable Securities, to furnish to each such Preferred Stockholder forthwith upon such Preferred Stockholder's request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as each such Preferred Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Preferred Stockholder to sell any such securities without registration.

3.9          Transfer of Registration Rights.  The rights to cause the Company to register Registrable Securities and keep information available, granted to a Preferred Stockholder by the Company hereunder may be assigned by a Preferred Stockholder to a transferee or assignee of at least Ten Thousand (10,000) shares of the Registrable Securities, provided that the Company is given written notice by the Preferred Stockholder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

3.10        Rights Granted to Subsequent Investors.  Within the limitations prescribed by this Section 3.10, but not otherwise, the Company may grant to subsequent investors in the Company rights of incidental registration.  Such rights may only pertain to shares of Common Stock, including shares of Common Stock into which any other securities of the Company may be converted.  Such rights may be granted with respect to registrations initiated by the Company.  Such rights shall be limited in all cases to sharing pro rata in the available portion of the registration in question with the Preferred Stockholders.

The Company may not grant to subsequent investors in the Company rights of registration upon request unless (i) such rights are limited to shares of Common Stock, and (ii) all Preferred Stockholders are given enforceable contractual rights to have their Registrable Securities included in registrations requested by such subsequent investors.  Such rights shall be limited in all cases to sharing pro rata in the available portion of the registration in question with the Preferred Stockholders.

3.11        No–Action Letter or Opinion of Counsel in Lieu of Registration. Notwithstanding anything else in this Agreement, if the Company shall have obtained from the SEC a "no-action" letter in which the SEC has indicated that it will take no action if, without registration under the Securities Act, any Preferred Stockholder disposes of Registrable Securities covered by any request for registration made under in the manner in which such Preferred Stockholder proposes to dispose of the Registrable Securities included in such request or if in the opinion of counsel for the Company concurred in by counsel for such Preferred Stockholder, no registration under the Securities Act is required in connection with such disposition, the Registrable Securities included in such request shall not be eligible for registration under this Agreement.

3.12        "Market Standoff " Agreement..  Each of the Preferred Stockholders agree, if requested by the Company or an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any the Registrable Securities (or other securities) of the Company held by the Preferred Stockholders during the One Hundred Twenty (120) day period following the effective date of a registration statement of the Company filed under the Act, provided that:

(a)       such agreement shall only apply to any registration statement of the Company including shares (or securities) to be sold on its behalf to the public in an underwritten offering; and

(b)       all officers and directors of the Company enter into similar agreements.

Such agreement shall be in writing in the form satisfactory to the Company and such underwriter.  The Company may impose stoptransfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said One Hundred Twenty (120)day period.

3.13        Termination of Registration Rights.  The registration rights granted pursuant to this Section 3 shall terminate as to each Preferred Stockholder at such time as all Registrable Securities of such Preferred Stockholder can, in the opinion of counsel to the Company be sold within a given six-month period pursuant to Rule 144 or other applicable exemption.

3.14        Delay of Registration.  No Preferred Stockholder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that may arise with respect to the interpretation or implementation of this Section 3.

4.             Waiver of Rights/Retirement of Stockholder’s Preferred Stock.  The Issuer and each Preferred Stockholder hereby agree that, as of the date of this Agreement, each Preferred Stockholder hereby waives any of the rights, preferences, accrued and future dividends, and other benefits or restrictions set forth in the Certificate of Designation and that the Preferred Stockholders’ Preferred Stock shall be retired upon issuance of the Conversion Shares, and the Preferred Stockholders shall have no further rights with respect to the Preferred Stockholders’ Preferred Stock under the Certificate of Designation after the date of issuance of the Conversion Shares.

5.             Further Assurances.  From time to time after the date hereof, at any party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the conversion of the Preferred Stockholders’ Preferred Stock to the Conversion Shares or the issuance of the Additional Consideration Shares.

6.             Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

7.             Enforcement.  Each party hereto agrees, recognizes, and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause another party to sustain damages for which it would have an adequate remedy at law for money damages, and therefore each party agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive or other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

8.             Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WITNESS:		ISSUER:

ACRODYNE COMMUNICATIONS, INC.

By:
Name:
Title:

PREFERRED STOCKHOLDERS:

FURST ASSOCIATES

By:
Name:
Title:

EAGLE PARTNERS

By:
Name:
Title:

FM PARTNERS

By:
Name:
Title:

DYNAMIC VALUE PARTNERS

By:
Name:
Title: